EXHIBIT 1

    AGREEMENT REGARDING JOINT FILING UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of common stock of Medialink Worldwide Incorporated.

      Dated: July 28, 2004

                                  INFINITY CAPITAL PARTNERS, L.P.

                                  By: Infinity Capital, LLC, its General Partner

                                  By: /s/ Michael Feinsod
                                      ------------------------------------------
                                      Name: Michael Feinsod
                                      Title: Managing Member


                                  INFINITY CAPITAL, LLC

                                  By: /s/ Michael Feinsod
                                      ------------------------------------------
                                      Name: Michael Feinsod
                                      Title: Managing Member


                                  INFINITY MANAGEMENT, LLC

                                  By: /s/ Michael Feinsod
                                      ------------------------------------------
                                      Name: Michael Feinsod
                                      Title: Managing Member


                                               /s/ Michael Feinsod
                                  ----------------------------------------------
                                                 Michael Feinsod


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